Friedman, Billings, Ramsey Group, Inc.
Long-Term Investment Matrix (1)
As of June 30, 2001
(Dollars in thousands)


The following chart shows the allocation of Friedman, Billings, Ramsey Group, Inc.'s long-term investments, as stated on the June 30, 2001 balance sheet, by sector and by managed fund and also shows the allocation of long-term investments in publicly traded and private securities. Managed funds are categorized by the value of the majority of their investments. In addition, from time to time, FBR Group implements risk management strategies, the value of which may not be included in the balance sheet line for long-term investments.


Financial                                        Public          Private          Total
                                              -------------   -------------   -------------
FBR Ashton, LP                                    $ 18,504         $     -        $ 18,504       15.2%
FBR Private Equity Fund, LP                            284           3,628           3,912        3.2%
FBR Future Financial Fund, LP                            -           2,428           2,428        2.0%
FBR Financial Services Partners, LP                    354           1,664           2,018        1.7%
Direct investment                                    3,203               -           3,203        2.6%
                                              -------------   -------------   -------------   ---------
                                                    22,345           7,720          30,065       24.7%

Real Estate/Mortgage
FBR Asset Investment Corporation                    31,216           4,846          36,062       29.6%
Direct investment                                    5,537             243           5,780        4.8%
                                              -------------   -------------   -------------   ---------
                                                    36,753           5,089          41,842       34.4%

                                              -------------   -------------   -------------   ---------
Subtotal                                            59,098          12,809          71,907       59.1%
                                              -------------   -------------   -------------   ---------

Technology
FBR Technology Venture Partners, LP (2)                633           5,036           5,669        4.6%
FBR Technology Venture Partners II, LP               1,411           3,620           5,031        4.1%
FBR CoMotion Venture Capital I, LP (3)                   -           1,923           1,923        1.6%
Capital Crossover Partners                               -           3,000           3,000        2.5%
DDL and related direct investments                       -           5,427           5,427        4.5%
Direct investment                                      239               -             239        0.2%
                                              -------------   -------------   -------------   ---------
                                                     2,283          19,006          21,289       17.5%
                                              -------------   -------------   -------------   ---------

Debt
                                              -------------   -------------   -------------   ---------
Direct investment (4)                                    -           7,500           7,500        6.2%
                                              -------------   -------------   -------------   ---------

Other
Braddock Partners, LP                                4,920               -           4,920        4.0%
FBR Arbitrage, LLC                                  11,108               -          11,108        9.1%
FBR Weston, LP                                       1,510             147           1,657        1.4%
Third-party partnerships                                 -           1,983           1,983        1.6%
Other                                                  447             915           1,362        1.1%
                                              -------------   -------------   -------------   ---------
                                                    17,985           3,045          21,030       17.2%
                                              -------------   -------------   -------------   ---------

                                              -------------   -------------   -------------   ---------
TOTALS                                            $ 79,366        $ 42,360       $ 121,726      100.0%
                                              =============   =============   =============   =========


(1) Excludes trading securities inventory.
(2) Amount is net of accrued Fund Manager Compensation expense ("FMC") of $562. Asset value before before FMC as of June 30, 2001 was $6,231.
(3) Amount is net of loans of $1,369 made by FBR Group to FBR CoMotion Venture Capital I, LP.
(4) Represents private debt of one issuer with a face amount of $7,500.